Exhibit 99

FORM 4 JOINT FILER INFORMATION

Name: Second Crystal Diamond, Limited Partnership

Address: 601 Clearwater Park Road

West Palm Beach, Florida 33401

Designated Filer: Lowell W. Paxson

Issuer and

Ticker Symbol: Paxson Communications Corporation (PAX)

Date of Event

Requiring Statement: November 7, 2005